UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Stockholders’ Equity Deficiency

On November 20, 2014, BG Medicine, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company did not meet the minimum $2.5 million in stockholders’ equity (“Stockholders’ Equity Deficiency”), required by NASDAQ Listing Rule 5550(b)(1), which is one of the alternative tests for continued listing on The NASDAQ Capital Market. In the Company’s Form 10-Q filed on August 14, 2014, the Company reported stockholders’ equity of $1,696,000 for the period ended September 30, 2014. In addition, the notice indicates that the Company does not meet the other alternative tests of market value of listed securities or net income from continuing operations and therefore, no longer complies with the continued listing rule. The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The NASDAQ Capital Market under the symbol “BGMD” at this time.

The notice further provides that the Company has 45 calendar days, or until January 4, 2015, to submit a plan to regain compliance with the continued listing rule. If NASDAQ accepts the Company’s plan to regain compliance, the Company may be granted an extension of up to 180 calendar days from the notice, or until May 19, 2015, to evidence compliance with NASDAQ’s continued listing rule.

The Company is currently considering options to resolve this listing deficiency and the deficiency disclosed on Form 8-K filed September 11, 2014 (described below) and to regain compliance. However, there can be no assurance that the Company will be able to regain compliance with The NASDAQ Capital Market listing requirements.

Minimum Bid Price Deficiency

As previously disclosed on a Current Report on Form 8-K filed on September 11, 2014, the Company received a letter from NASDAQ notifying the Company that for the preceding 30 consecutive business days, the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Deficiency”) for continued listing on The NASDAQ Capital Market, as required by NASDAQ Listing Rule 5550(a)(2). The Minimum Bid Price Deficiency serves as an additional basis for delisting the Company’s common stock from NASDAQ, in addition to the Stockholders’ Equity Deficiency described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 26, 2014	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer